UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2010

Raj Ventures, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	0-53878	27-1116025
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

701 Brickell Avenue, Suite 1550
Miami, Florida  33131
(Address of Principal Executive Offices including Zip Code)

(949) 355-8714
(Registrant’s Telephone Number, including Area Code)

9040 Town Center Parkway
Bradenton, Florida  34202
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On August 26, 2010, Raj Ventures, Inc., a Florida corporation (the “Company”), completed the purchase of a semi-trailer and trailer-mounted mobile electron beam accelerator unit contained therein (collectively, the “M-beam”) from High Voltage Environmental Applications, a Florida corporation (“HVEA”), in exchange for Ten Dollars ($10) and the issuance of 100,000 shares of common stock of the Company to HVEA, which was payable as purchase price consideration for the transaction.  As a result thereof, all of HVEA’s right, title and interest in and to the M-beam, was transferred and assigned to the Company, free and clear of any liens, claims or encumbrances thereon.  HVEA has represented, warranted, covenanted and agreed that if at any time after the date hereof any further action or government approvals, licenses or permits are necessary or desirable to carry out the purpose of this Bill of Sale and Assignment, HVEA, including its directors, officers, employees and agents shall execute and deliver such further instruments or documents and take all such actions, as requested by the Company in its sole and absolute discretion.  In connection with this transaction, the Company and HVEA executed that certain Bill of Sale and Assignment dated as of August 26, 2010, which has been included as an exhibit to this report on Form 8-K.

Item 9.01 Exhibits

The following Exhibits are filed herein:

Exhibits

Exhibit 10.1	Bill of Sale and Assignment dated as of August 26, 2010 by and between Raj Ventures, Inc., as purchaser, and High Voltage Environmental Applications, Inc., as seller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAJ VENTURES, INC.

(Registrant)

 Dated: September 1, 2010

By:  /s/ Charles J. Scimeca
Charles J. Scimeca
President, Secretary and Treasurer

Raj Ventures, Inc.

Index to Exhibits

Exhibit Number                                           Description

Exhibit 10.1	Bill of Sale and Assignment dated as of August 26, 2010 by and among Raj Ventures, Inc., as purchaser, and High Voltage Environmental Applications, Inc., as seller